UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2016

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31775 (Commission File Number)	86-1062192 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                Regulation FD Disclosure.

On July 8, 2016, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the redemption of the Company’s 9.000% Series E Cumulative Preferred Stock (the “Series E Preferred Stock”) described below in Item 8.01.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.                Other Events.

On July 8, 2016, the Company announced that on August 8, 2016 (the “Redemption Date”) the Company intends to redeem its 9.000% Series E Cumulative Preferred Stock (the “Series E Preferred Stock”) at a redemption price of $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date, in an amount equal to $0.23125 per share, for a total redemption price of $25.23125 per share.  The redemption of the Series E Preferred Stock is conditioned upon the closing by the Company of its previously announced offering of Series F Cumulative Preferred Stock.

Upon redemption, the shares of Series E Preferred Stock will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All shares of Series E Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series E Preferred Stock will be delisted from trading on the New York Stock Exchange.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 8, 2016 issued by Ashford Hospitality Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2016

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 8, 2016 issued by Ashford Hospitality Trust, Inc.